EXHIBIT 32.2
Certification
     On August 9, 2010, Questcor Pharmaceuticals, Inc. filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 (the “Form 10-Q”) with the Securities and Exchange Commission. Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certify, to such persons’ knowledge, that:
(i) the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2010	/s/ Gary Sawka
Gary Sawka
Chief Financial Officer

This certification accompanies the Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporated it by reference.